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                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company, the Registration Statement (Form S-8 No. 333-45742) pertaining to the Patterson Dental Company Employee Stock Purchase Plan and the Registration Statements on Form S-3 (No.'s 333-19951, 333-41199, 333-61489 and 333-79147) of our report dated May 24, 2001, except Note 11 as to which the date is July 18, 2001, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Patterson Dental Company for the year ended April 28, 2001.

Our audits also included the financial statement schedule of Patterson Dental Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 23, 2001